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                                                               EXHIBIT (a)(1)(C)

                                  CONSENT FORM


         THIS WRITTEN CONSENT IS SOLICITED BY ARVP II ACQUISITION, L.P. IN ORDER TO OBTAIN YOUR APPROVAL OF THE MERGER PROPOSAL AS SET FORTH IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT, DATED MARCH 24, 2004, ACCOMPANYING THIS CONSENT FORM. THIS WRITTEN CONSENT IS NOT SOLICITED BY OR ON BEHALF OF THE PARTNERSHIP, THE GENERAL PARTNER OR THE BOARD OF DIRECTORS OF THE GENERAL PARTNER.


         NOTE: IN ORDER TO CONSENT TO THE MERGER PROPOSAL, YOU MUST COMPLETE, SIGN, DATE AND RETURN THIS CONSENT FORM TO THE INFORMATION AGENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY FACSIMILE AT (866) 275-3710. IF DELIVERY IS BY FACSIMILE, YOU MUST ALSO RETURN THE ORIGINAL CONSENT FORM TO THE INFORMATION AGENT, WHICH ORIGINAL, ONLY, MAY BE RECEIVED AFTER THE EXPIRATION DATE PROVIDED THAT THE FACSIMILE IS RECEIVED PRIOR TO OR ON THE EXPIRATION DATE.

         NOTE: IF YOU WISH TO TENDER YOUR UNITS IN THE OFFER, IN ADDITION TO DELIVERING YOUR CONSENT TO THE MERGER PROPOSAL, YOU MUST ALSO COMPLETE, SIGN AND DELIVER TO THE INFORMATION AGENT THE YELLOW AGREEMENT OF ASSIGNMENT AND TRANSFER THAT IS INCLUDED IN THIS PACKAGE. COMPLETION OF THE OFFER IS CONDITIONED UPON THE RECEIPT OF VALID WRITTEN CONSENTS TO THE MERGER PROPOSAL BY UNITHOLDERS WHO COLLECTIVELY HOLD MORE THAN 50% OF THE UNITS THAT ARE NOT HELD BY ARV OR ITS SUBSIDIARIES. CONSEQUENTLY, IF YOU DECIDE TO TENDER YOUR UNITS BUT DO NOT ALSO DELIVER YOUR CONSENT TO THE MERGER PROPOSAL PURSUANT TO THIS CONSENT FORM, YOUR FAILURE TO CONSENT WILL REDUCE THE LIKELIHOOD THAT THE OFFER WILL BE COMPLETED AND THAT WE WILL PURCHASE THE UNITS YOU MAY HAVE TENDERED.


         NOTE: IF YOU HAVE RECEIVED THIS CONSENT FORM DIRECTLY FROM THE PURCHASER, WE HAVE COMPLETED CERTAIN REQUIRED INFORMATION ON THE BACK PAGE OF THIS CONSENT FORM (SPECIFICALLY, CURRENT REGISTRATION, CUSTODIAN INFORMATION (IF
ANY), NUMBER OF UNITS HELD AND INVESTOR NUMBER). IF YOU HAVE RECEIVED THIS CONSENT FORM THROUGH YOUR CUSTODIAN, THIS INFORMATION WILL BE BLANK AND MUST BE PROVIDED BY YOU.



         The undersigned, with respect to each unit of limited partnership interest in American Retirement Villas Properties II, a California limited partnership held of record or beneficially on March 24, 2004, hereby sets forth his, her or its vote in connection with the written consents to the Merger Proposal solicited by ARVP II Acquisition, L.P. (including its assignee or assignees, "Purchaser") as described in the Offer to Purchase and Consent Solicitation Statement, dated March 24, 2004, accompanying this Consent Form. Capitalized terms used herein have the meanings given to them in the Offer to Purchase and Consent Solicitation Statement.


         Please sign and date this Consent Form. You are encouraged to indicate your vote by marking the appropriate box below. Failure to check the box with respect to the Merger Proposal will constitute a vote "FOR" the Merger Proposal.

         Please mail, or send by hand delivery, overnight courier or facsimile, the executed original of this Consent Form to the Information Agent:

                          ACS SECURITIES SERVICES, INC.
Attn: American Retirement Villas Properties II, a California limited partnership
                           3988 N. Central Expressway
                              Building 5, 6th Floor
                                Dallas, TX 75204
                              Tel.: (866) 275-3707
                              Fax: (866) 275-3710


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     A  pre-addressed,   postage-paid  return  envelope  is  enclosed  for  your
convenience. The method of delivery of this Consent Form and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by the Information Agent. If delivery is by mail, we recommend registered mail with return receipt requested. If delivery is by facsimile, you must also return the original documents, which originals, only, may be received after the Expiration Date provided that the facsimile is received prior to or on the Expiration Date. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY PRIOR TO MAY 5, 2004 (OR SUCH DATE AS OUR OFFER AND CONSENT SOLICITATION ARE EXTENDED).


         IF LEGAL TITLE TO YOUR UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, WE WILL SEND ON YOUR BEHALF A COPY OF YOUR COMPLETED CONSENT FORM TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION. HOWEVER, IN THIS CASE, YOU SHOULD SEND YOUR COMPLETED CONSENT FORM TO THE INFORMATION AGENT NOT LESS THAN ONE WEEK PRIOR TO THE EXPIRATION DATE SO THAT WE HAVE TIME TO OBTAIN SUCH CONFIRMATION PRIOR TO THE EXPIRATION DATE. YOU MAY ALSO SEND YOUR COMPLETED CONSENT FORM TO YOUR CUSTODIAN TO OBTAIN YOUR CUSTODIAN'S CONFIRMATION AND THEN RETURN THE CONSENT FORM TO THE INFORMATION AGENT PRIOR TO THE EXPIRATION DATE.

         Please call the Information Agent at the above number if you have any questions regarding the consent solicitation.


IMPORTANT: PLEASE FILL OUT THIS CARD AND RETURN IT PROMPTLY.



         IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK IN BLUE OR BLACK INK AS SHOWN HERE [X].


         The undersigned hereby consents to the Merger Proposal, as more fully described in and subject to the accompanying Offer to Purchase and Consent Solicitation Statement, dated March 24, 2004, as indicated below. Capitalized terms used herein have the meanings given to them in the Offer to Purchase and Consent Solicitation Statement.



                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

         If I am the record holder of Units, in the case of Units that I own directly, I hereby irrevocably constitute and appoint Purchaser and its designees as my true and lawful attorneys-in-fact and proxies with respect to the Units (and with respect to any and all other Units or other securities issued or issuable in respect of such Units), each with full power of substitution, to the full extent of my rights (such power of attorney and proxy being deemed to be an irrevocable durable power coupled with an interest and being unaffected by my disability, incapacity, dissolution, termination or bankruptcy) to vote on the Merger Proposal described in the Offer to Purchase and Consent Solicitation Statement in the same manner as indicated in this Consent Form (or, if not so indicated, "FOR" the Merger Proposal).

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         If legal title to my Units is held through an IRA, Keogh or similar account, I hereby irrevocably authorize, instruct and direct the custodian that is the record holder of my Units, to the full extent of my beneficial rights in and to such Units, to take all actions reasonably required to vote my Units on the Merger Proposal described in the Offer to Purchase and Consent Solicitation Statement in the same manner as indicated in this Consent Form (or, if not so indicated, "FOR" the Merger Proposal), and to deliver any confirmations, proxies, consents or powers of attorney necessary or advisable to deliver, effect and record my vote as reflected herein.

                                             ___________________________________
                                             SIGNATURE(S) OF LIMITED PARTNERS(S)
                                             NAME:

                                             ___________________________________
                                             SIGNATURE OF REPRESENTATIVE
                                             NAME:
                                             CAPACITY:

Dated: _____________________________, 2004

         (NOTE: Please sign exactly as your name or names appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)

IF YOU WISH TO TENDER YOUR UNITS IN THE OFFER, IN ADDITION TO DELIVERING YOUR CONSENT TO THE MERGER PROPOSAL, YOU MUST ALSO COMPLETE, SIGN AND DELIVER TO THE INFORMATION AGENT THE YELLOW

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AGREEMENT OF ASSIGNMENT AND TRANSFER THAT IS INCLUDED IN THIS PACKAGE (TOGETHER
WITH ANY OTHER DOCUMENTS THAT YOUR CUSTODIAN MAY REQUIRE AND HAS DELIVERED TO YOU IN ORDER FOR YOU TO TENDER YOUR UNITS, IF LEGAL TITLE TO YOUR UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT). COMPLETION OF THE OFFER IS CONDITIONED UPON THE RECEIPT OF VALID WRITTEN CONSENTS TO THE MERGER PROPOSAL BY UNITHOLDERS WHO COLLECTIVELY HOLD MORE THAN 50% OF THE UNITS THAT ARE NOT HELD BY ARV OR ITS SUBSIDIARIES. CONSEQUENTLY, IF YOU DECIDE TO TENDER YOUR UNITS BUT DO NOT ALSO DELIVER YOUR CONSENT TO THE MERGER PROPOSAL PURSUANT TO THIS CONSENT FORM, YOUR FAILURE TO CONSENT WILL REDUCE THE LIKELIHOOD THAT THE OFFER WILL BE COMPLETED AND THAT WE WILL PURCHASE THE UNITS YOU MAY HAVE TENDERED.

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FULL NAME OF PARTNERSHIP:
AMERICAN RETIREMENT VILLAS PROPERTIES II.